SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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TELKONET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876-7004
_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2005 Annual Meeting of Stockholders of Telkonet, Inc. will be held at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown,
Maryland 20876, on Friday, December 9, 2005, at 3:00 p.m., local time, for the following purposes:

1.	To elect seven (7) directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified;

2.	To ratify the appointment of independent accountants for 2005; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 17, 2005, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible.

By order of the Board of Directors,

/s/ Ronald W. Pickett
Ronald W. Pickett
Chief Executive Officer

Dated: November 7, 2005

YOUR VOTE IS IMPORTANT.
PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876-7004

PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Telkonet, Inc. for use at Telkonet's 2005 Annual Meeting of Stockholders, to be held at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876, on Friday, December 9, 2005, at 3:00 p.m., local time, and at any adjournment or postponement of the annual meeting. This proxy statement, the accompanying proxy card and Telkonet's Annual Report to Stockholders for the fiscal year ended December 31, 2004 are first being sent to stockholders on or about November 7, 2005.

    The solicitation of proxies is made by and on behalf of Telkonet's Board of Directors. The cost of the solicitation of proxies will be borne by Telkonet. In addition to solicitation of proxies by mail, employees of Telkonet or its affiliates may solicit proxies by telephone or facsimile.

    The Board of Directors has fixed the close of business on October 17, 2005 as the record date for determining the holders of shares of common stock who are entitled to notice of, and to vote at, the annual meeting. At the close of business on October 17, 2005, Telkonet had outstanding 44,893,908 shares of common stock, par value $0.001 per share. Each stockholder is entitled to one vote per share of Telkonet's common stock registered in such stockholder's name on Telkonet's books as of the close of business on October 17, 2005.

    Shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that their shares are voted. If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the stockholder. In the absence of any such specification, the shares will be voted to elect each of the director nominees set forth under "Election of Directors" below and for the proposal set forth under "Ratification of Appointment of Independent Public Accountants," and in the discretion of management on any other matter which may properly come before the annual meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Attendance at the annual meeting will not, in and of itself, revoke a proxy. Proxies may be revoked by:

•	Filing with the Secretary of Telkonet, at or before the taking of the vote at the annual meeting, a written notice of revocation dated later than the proxy;

•
Executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary of Telkonet, including by facsimile, before the taking of the vote at the annual meeting; or

•	Attending the annual meeting and voting in person.

    Any written revocation or subsequent proxy should be sent so as to be delivered to Telkonet, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary, or hand delivered to the Secretary of Telkonet or his representative at or before the taking of the vote at the annual meeting.

    If the annual meeting is postponed or adjourned, proxies given pursuant to this solicitation will be utilized at any subsequent reconvening of the annual meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that proxies may have been effectively voted on the same or any other matter previously.

    Telkonet's bylaws provide that the holders of a majority of the outstanding Telkonet shares, present in person or by proxy, will constitute a quorum, and that the affirmative vote of a majority of the shares represented at the annual meeting and constituting a quorum is required for approval of any proposal brought before the annual meeting, unless a greater proportion or number of votes is required by law or by Telkonet's certificate of incorporation or bylaws. The election of directors will require the affirmative vote of a majority of the shares present at the annual meeting and constituting a quorum. Abstentions and broker non-votes will be deemed present for purposes of constituting a quorum and will have the same legal effect as a vote "against" each nominee for the Board of Directors and all proposals presented at the annual meeting.

ITEM 1. ELECTION OF DIRECTORS

    Telkonet's bylaws establish the number of directors at not less than three members. Pursuant to the bylaws, the Board of Directors may increase or decrease the number of members of the Board of Directors. The Board of Directors has established the number of directors at seven. Following the recent death of one of its directors, David Grimes, the Board of Directors appointed Seth Blumenfeld to serve the remainder of Mr. Grimes' term and Mr. Blumenfeld is also a nominee for director at the annual meeting. At the annual meeting, the shares represented by properly executed proxies, unless otherwise specified, will be voted for the election of the seven nominees named herein, each to serve until the next annual meeting and until his successor is duly elected and qualified. Proxies cannot be voted for more than seven nominees.

    If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished concerning each nominee for election as a director.

    The affirmative vote of a majority of the shares of Telkonet's common stock represented at the annual meeting, either in person or by proxy, is required to elect the following nominees as Telkonet directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

Nominees For Election At The Annual Meeting

Director Name	Age	Position With Telkonet	Director Since

Warren V. Musser	78	Chairman of the Board	2003

Ronald W. Pickett	58	President, Chief Executive	2003
		Officer & Director

Stephen L. Sadle	59	Senior Vice President & Director	2000

Thomas C. Lynch	63	Director	2003

James L. Peeler	71	Director	2004

Thomas M. Hall	53	Director	2004

Seth D. Blumenfeld	63	Director	2005

    WARREN V. MUSSER, Chairman of the Board of Directors, has taken over 50 companies public during his distinguished and successful career as an entrepreneur, and Mr. Musser is the founder and Chairman Emeritus of Safeguard Scientifics, Inc. (a high-tech venture capital company, formerly Safeguard Industries, Inc.). Mr. Musser is currently the Managing Director, The Musser Group (a business consulting firm) and Founder & President, Musser and Company, Inc. (an investment banking firm). In addition, Mr. Musser is a Director of Internet Capital Group, Inc. (a business-to-business venture capital company), and Mr. Musser is a Director and Vice Chairman of Nutri/System, Inc. (a weight management company) and Co-Chairman of Eastern Technology Council (a business advisory firm). Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president of development, Cradle of Liberty Council, Boy Scouts of America; vice chairman of The Eastern Technology Council; and chairman of the Pennsylvania Partnership on Economic Education.

    RONALD W. PICKETT, Director and Chief Executive Officer, fostered the development of Telkonet since 1999 and President since January of 2003, fostered the development of Telkonet since 1999 as Telkonet's principal investor and co-founder. He also was the founder, and for twenty years served as Chairman of the Board of Directors and President, of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution) until its merger with Digital Angel Corporation (AMEX: "DOC") in March 2002. A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 35 years.

    STEPHEN L. SADLE, Director and Senior Vice President, is a co-founder of Telkonet. From 1999 until he joined Telkonet in 2000, Mr. Sadle served as Senior Vice President and General Sales Manager of Internos (a provider of web-based vertical extranet applications). From 1986 until 1999, Mr. Sadle was Vice President of Business Development and Sales for the Driggs Corporation, a major heavy and infrastructure contracting firm interfacing with government and the private sectors. From 1970 until 1986, Mr. Sadle was President of a successful infrastructure construction and development company in the Washington, D.C. metropolitan area.

    THOMAS C. LYNCH, Director, is Senior Vice President and Director of The Staubach Company's Federal Sector (a real estate management and advisory services firm) in the Washington, D.C. area. Mr. Lynch joined The Staubach Company in November 2002 after six years as Senior Vice President at Safeguard Scientifics, Inc. (NYSE: SFE) (a high-tech venture capital company). While at Safeguard, he served nearly two years as President and Chief Operating Officer at CompuCom Systems, a Safeguard subsidiary. After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral. Mr. Lynch's naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995. Mr. Lynch presently serves as a Director of Pennsylvania Eastern Technology Council, Armed Forces Benefit Association, Catholic Leadership Institute, National Center for the American Revolution at Valley Forge, and Mikros Systems.

    JAMES L. PEELER, Director, was a founder and member of the board of Digital Communications Corporation (DCC), which evolved into Hughes Network Systems (HNS), a provider of global broadband, satellite, and wireless communications products for home and business, such as DirecTV and DIRECWAY. Mr. Peeler retired as Executive Vice President of Operations in 1999 after 27 years of service and is presently a member of the Advisory Council to Hughes Network Systems. Mr. Peeler also served on the Board of Directors of Hughes Software Systems (HSS). Prior to the founding of DCC, he was Vice President of Engineering for Washington Technological Associates (WTA) (a satellite communications development company), where he was instrumental in the development of rocket and satellite communications and instrumentation equipment. Mr. Peeler received a bachelor of science degree in electrical engineering from Auburn University.

    DR. THOMAS M. HALL, Director, is the Managing Member of Marrell Enterprises LLC (a company that specializes in international business development). Dr. Hall serves on the board of directors of Coris International SA (a Paris-based insurance services company with subsidiaries in 36 countries). For 12 years (until 2002), Dr. Hall was the Chief Executive Officer of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution). Dr. Hall holds a bachelor of science and a medical degree from the George Washington University and a master of international management degree from the University of Maryland.

    SETH BLUMENFELD, Director, served as President of International Services for MCI International (a provider of telecommunication services) from 1998 until his retirement in January of 2005. Mr. Blumenfeld was President and Chief Operating Officer of several of MCI's international subsidiaries from 1984 to 1998. Blumenfeld earned his Doctorate Jurisprudence from Fordham University Law School in 1965. He practiced law on Wall Street prior to serving as infantry captain for the U.S. Army in Vietnam. From 1976 through 1978, Blumenfeld lived in Japan. Blumenfeld's involvement on professional boards and community associations have included Executive Committee member of the United States Council for International Business, Member of the Board of Directors of the United States Telecommunications Training Institute, Member of the State Department Advisory Council on International Communications and Information Policy, Member of the University of Colorado Institute for International Business Board of Advisors, Member of the American Graduate School of International Management (Thunderbird) Board of Advisors, Member of the Advisory Board of Visitors to Fordham University School of Law, and honorary Chairman of the Connecticut Association of Children with Learning Disabilities.

Meetings Of The Board Of Directors

    The Board of Directors held four meetings in 2004, which each member of the Board of Directors attended, and each member of the Board of Directors attended at least 75 percent of the meetings of the Board of Directors and the committees of which he was a member. Telkonet has not established a formal policy requiring director attendance at all Board meetings, but the Company expects each director to attend such meetings, absent unusual circumstances. Telkonet expects its directors to attend the Annual Meeting of Stockholders (which is usually held the same day as a meeting of the Board of Directors), and all of the Telkonet's directors attended the 2004 Annual Meeting of Stockholders.

Code Of Ethics

    The Board has approved, and Telkonet has adopted, a Code of Ethics that applies to all directors, officers and employees of Telkonet. This Code of Ethics was included as an Exhibit to Telkonet's Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

Independent Directors

    The Board has determined that Dr. Hall and each of Messrs. Lynch, Musser and Peeler are "independent directors" within the meaning of the American Stock Exchange ("AMEX") listing standards.

Committees Of The Board Of Directors

    The Board has an Audit Committee and a Compensation Committee, but the Board does not presently have a Nominating Committee because the Board does not feel a Nominating Committee is necessary due to the Board's nomination procedures in effect as described below.

Director Nominations

    Although Telkonet does not maintain a standing Nominating Committee, nominees for election as directors are considered and nominated by a majority of Telkonet's independent directors in accordance with the AMEX listing standards. "Independence" for these purposes is determined in accordance with Section 121(A) of the AMEX Rules and Rule 10A-3 under the Securities Exchange Act of 1934. Since Telkonet does not maintain a standing Nominating Committee, it has not adopted a formal Nominating Committee charter.

    When considering potential candidates for election to Telkonet's Board of Directors, the independent directors evaluate various criteria, including, but not limited to, each candidate's business and professional skills, experience serving as management or on the board of directors of companies such as Telkonet, financial literacy and personal integrity in judgment. Candidates for vacant board seats will be considered if they are able to read and understand fundamental financial statements; have no identified conflicts of interest; have not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection; and are willing to comply with Telkonet's Code of Ethics. One or more directors must have requisite financial expertise to qualify as an "audit committee financial expert " as defined by Item 401 of Regulation S-B promulgated under the Securities Exchange Act of 1934. The independent directors reserve the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

    The independent directors review the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time. In the case of any candidate for a vacant Board seat, the independent directors will consider whether such candidate meets the applicable independence standards and the level of the candidate's financial expertise. Any new candidates will be interviewed by the independent directors, and the full Board will approve the final nominations. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors.

    Stockholders may nominate director candidates for consideration by the Board of Directors by writing to the Chairman and providing to the Chairman the candidate's name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer's business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Board to evaluate the minimum qualifications described above. The submission must be accompanied by the written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. If a stockholder nominee is eligible, and if the nomination is proper, the independent directors then will deliberate and make a decision as to whether the candidate will be submitted to Telkonet's stockholders for a vote. The Board will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

    Stockholders can communicate directly with the Board, with any Committee of the Board, or specified directors by writing to E. Barry Smith, Telkonet's Chief Financial Officer, or by calling Mr. Smith at (240) 912-1800. All communications will be reviewed by management and then forwarded to the appropriate director, directors, committee or to the full Board.

Audit Committee

    The Audit Committee is currently comprised of Messrs. Lynch and Peeler and Dr. Hall. Telkonet's Board of Directors has determined that Dr. Hall and each of Messrs. Lynch and Peeler is an "audit committee financial expert" as defined by Item 401 of Regulation S-B promulgated under the Securities Exchange Act of 1934. The Board of Directors also has determined that Dr. Hall and each of Messrs. Lynch and Peeler are "independent" as such term is defined in Section 121(A) of the AMEX Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

    The Audit Committee recommends annually to the Board of Directors the selection of independent auditors for each fiscal year, confirms and assures their independence and approves the fees and other compensation to be paid to the auditors. The Audit Committee recommends to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters. The Audit Committee also reviews, prior to its filing with the SEC, Telkonet's Form 10-KSB and annual report to stockholders. The Audit Committee provides an open avenue of communication among the independent auditors, management and the Board of Directors and will review any significant disagreement among management and the independent auditors in connection with the preparation of any of Telkonet's financial statements. The Audit Committee reviews, with Telkonet's legal counsel, legal and regulatory matters that may have a significant impact on Telkonet's financial statements. The Audit Committee held three meetings in 2004 and all members of the Audit Committee were in attendance at each meeting.

    The Board of Directors has adopted an Audit Committee Charter, which was ratified by the stockholders at the 2004 Annual Meeting of Stockholders. A copy of the Audit Committee charter was filed as Appendix A to Telkonet's proxy statement for the 2004 Annual Meeting of Stockholders.

Directors' Compensation

    Telkonet reimburses non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on Telkonet's behalf. Telkonet compensates each non-management director (excluding Mr. Musser): $4,000 per month, 10,000 vested stock options per quarter and $1,000 for each committee meeting of the Board of Directors such director attends, except that Mr. Musser, as Chairman of the Board of Directors, is compensated $8,333 per month (consisting of monthly payments in the amount of $4,000, which payments are consistent with the monthly payments made to the other non-management directors, and $4,333.33 per month, which payments are in lieu of the 10,000 vested stock options per quarter and $1,000 for each committee meeting that the other non-management directors receive). Payments to Mr. Musser for Board services are made to The Musser Group pursuant to a consulting agreement described below under the heading "Certain Relationships and Related Transactions."

Executive Officers

The following table furnishes the information concerning Telkonet's executive officers as of October 24, 2005.

Name	Age	Title

Ronald W. Pickett	58	Chief Executive Officer

E. Barry Smith	55	Chief Financial Officer

Stephen L. Sadle	59	Senior Vice President

James Landry	50	Chief Technology Officer

    E. BARRY SMITH, Chief Financial Officer of Telkonet since February of 2003, is a CPA and senior financial executive with diversified experience in both public and private companies. From September 1987 to February of 2003, Mr. Smith was employed as a financial partner to, or retained as a consultant with, Safeguard Scientifics or its subsidiary companies. Mr. Smith's background also includes big-four public accounting experience with the accounting firm of Deloitte & Touche. Mr. Smith's experience also includes serving as Vice President of Finance and Administration for US Golf Management (a public/private golf course and restaurant management company), Vice President of Finance for International Communications Research (a market research & database services company) and Treasurer for The Chilton Company (a publishing company).

    JAMES F. LANDRY, Chief Technology Officer since May 2004, also served as Vice President of Engineering from September 2001 until May 2004. Before joining Telkonet, Mr. Landry was a Senior Member of 3Com Technical Staff since 1994. Mr. Landry has over 20 years' experience in developing communications hardware for the enterprise/carrier market with 3Com, U.S. Robotics, Penril Datacomm and Data General. While at 3Com/US Robotics, he was responsible for the development of the entire xDSL product line as well as a number of modems and interface cards. At Penril, he served as the product development leader for the Series 1544 multiplexer/channel bank and at Data General he was technical leader of system integration for ISDN, WAN. Mr. Landry brings a wealth of practical design leadership and a solid history of delivering products to the marketplace. Mr. Landry holds four U.S. patents.

ITEM 2. RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

    Russell, Bedford, Stefanou and Mirchandani, LLP served as Telkonet's independent public accountants in 2004 and is expected to be retained to do so in 2005. The Board of Directors has directed that management submit the selection of Russell, Bedford, Stefanou and Mirchandani, LLP for ratification by the stockholders at the annual meeting. A representative of Russell, Bedford, Stefanou and Mirchandani, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement, should the representative desire to do so, and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Russell, Bedford, Stefanou and Mirchandani, LLP as Telkonet's independent public accountants is not required. However, the Board of Directors is submitting the selection of Russell, Bedford, Stefanou and Mirchandani, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain Russell, Bedford, Stefanou and Mirchandani, LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Telkonet and its stockholders.

    The affirmative vote of a majority of the shares of Telkonet's common stock represented at the annual meeting, either in person or by proxy, is required to ratify the appointment of Telkonet's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THIS PROPOSAL.

OTHER MATTERS

The Board of Directors is not aware of any other matter that may be presented for action at the annual meeting. If any other matter comes before the annual meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following tables set forth, as of September 30, 2005, the number of shares of Telkonet's common stock beneficially owned by each director and by each executive officer of Telkonet named in the Summary Compensation Table and by all directors and executive officers as a group. As of September 30, 2005, to the knowledge of Telkonet, no person other than Stephen L. Sadle, Telkonet's Senior Vice President, beneficially owned more than 5.0% of the outstanding shares of Telkonet common stock.

Beneficial Owner (1)	Shares Beneficially Owned	Percent Of Class
Directors & Executive Officers

Seth D. Blumenfeld
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	20,000(2)	*

David Grimes
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	1,650,405(3)	3.6%

Thomas M. Hall
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	652,790(4)	1.5%

James Landry
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	384,200(5)	9%

Thomas C. Lynch
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	90,000(6)	*

Warren V. Musser
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	2,235,027(7)	4.8%

James L. Peeler
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	70,000(8)	*

Ronald W. Pickett
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	2,136,205	4.8%

Stephen L. Sadle
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	4,389,514(9)	9.6%

E. Barry Smith
20374 Seneca Meadows Parkway
Germantown, Maryland 20876	505,579(10)	1.1%

All Directors and Executive Officers
as a Group (10 persons)	12,133,720	24.4%
_____________
*	Less than 1.0%
(1)
Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all common stock set forth opposite such person's name, subject to applicable community property and similar laws.

(2)	Includes stock issuable under Mr. Blumenfeld's consulting agreement, dated July 1, 2005.
(3)
Includes options exercisable within 60 days to purchase 900,000 shares of Telkonet common stock at $1.00 per share. The options were fully vested upon Mr. Grimes' death and are exercisable by his estate or beneficiaries within 12 months from the date of his death.

(4)	Includes options exercisable within 60 days to purchase 70,000 shares of Telkonet common stock at $3.45 per share.
(5)	Includes options exercisable within 60 days to purchase 250,000 and 50,000 shares of Telkonet common stock at $1.00 and $3.45 per share, respectively.
(6)	Includes options exercisable within 60 days to purchase 20,000 and 70,000 shares of Telkonet common stock at $2.00 and $3.45 per share, respectively.
(7)	Includes options exercisable within 60 days to purchase 2,000,000 shares of Telkonet common stock at $1.00 per share.
(8)	Includes options exercisable within 60 days to purchase 70,000 shares of Telkonet common stock at $3.45 per share.
(9)	Includes options exercisable within 60 days to purchase 900,000 shares of Telkonet common stock at $1.00 per share.
(10)	Includes options exercisable within 60 days to purchase 472,000 shares of Telkonet common stock at $1.00 per share.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Telkonet for the fiscal year ended December 31, 2004 for Telkonet's Chief Executive Officer and each of the three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
Name and		Salary	Bonus	sation	Award(s)	Options/SARs	Payouts	sation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)
Ronald W. Pickett,	2004	$100,089	$0	$0	107,779(l)	0	$0	$0
Chief Executive	2003	$ 91,538	$0	$0	64,469	0	$0	$0
Officer	2002	$0	$0	$0	0	0	$0	$0

E. Barry Smith,	2004	$171,983	$15,000	$0	0	0	$0	$0
Chief Financial	2003	$115,539	$0	$0	0	500,000	$0	$0
Officer	2002	$0	$0	$0	0	0	$0	$0

Stephen L. Sadle,	2004	$171,983	$6,538	$0	0	0	$0	$0
Senior Vice	2003	$130,000	$0	$0	0	900,000	$0	$0
President	2002	$130,000	$0	$0	0	0	$0	$0

James Landry	2004	$172,514	$15,000	$0	0	250,000	$0	$0
Chief Technology	2003	$160,000	$10,000	$0	0	100,000	$0	$0
Officer	2002	$116,000	$0	$0	0	225,000	$0	$0

(1) Grants of 3,000 shares of the Company's common stock were awarded to Mr. Pickett each month during 2003 and 2004. Mr. Pickett has deferred the receipt of his 2004 shares although the value of such shares is reflected in this table. The number of restricted shares held by Mr. Pickett at December 31, 2004, was 72,000, and the aggregate value of these restricted shares of common stock as of December 31, 2004, was $400,420. No dividends are payable on the shares of common stock.

Option/SAR Grants

    The following table sets forth information concerning stock options granted in the fiscal year ended December 31, 2004, to the persons listed in the Summary Compensation Table.

	Number of	Percent of Total
	Securities	Options/SARs			Grant Date
	Underlying	Granted to	Exercise or		Present
	Options/SARs	Employees in	Base Price	Expiration	Value
Name	Granted	Fiscal Year	($/SH)	Date	$ (1)
Ronald W. Pickett	0	0	n/a	n/a

E. Barry Smith	0	0	n/a	n/a

Stephen L. Sadle	0	0	n/a	n/a

James Landry	250,000(2)	12.0%	$3.45	04/2014	550,000
_____________________

(1)
The estimated value of options granted during the year ended December 31, 2004 was determined using the Black-Scholes option pricing model and the following assumptions: estimated life of five years, a risk-free interest rate of 3.50%, a dividend yield of 0% and volatility of 76%.

(2)	These shares vest quarterly over five years beginning May 1, 2004.

Aggregated Option/SAR Exercises

The following table summarizes information relating to stock option exercises during the year ended December 31, 2004 by those persons listed in the Summary Compensation Table.

Aggregate Option Exercises in 2004 and
Option Values as of December 31, 2004

			Number of Securities Underlying Unexercised Options at December 31, 2004 (#)		Value of Unexercised In-the-Money Options at December 31, 2004 ($)(1)
	Shares
	Acquired	Value
	On	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald W. Pickett	0	0	0	0	0	0

E. Barry Smith	28,000	89,350	305,333	166,667	$1,368,000	$747,000

Stephen L. Sadle	0	0	600,000	300,000	$2,688,000	$1,344,000

James Landry	100,000	350,000	208,333	291,667	$933,000	$694,000
_________________
(1)	Based on a stock price of $5.48, which was the average of the high asked and low bid prices reported on December 31, 2004.

Compensation Plans

    Except for the Telkonet, Inc. Amended and Restated Stock Incentive Plan ("Stock Incentive Plan"), Telkonet does not maintain or administer any compensation plans for the benefit of its officers, directors or employees. Telkonet maintains and administers the Stock Incentive Plan to advance the interests of Telkonet by encouraging and enabling acquisition of a financial interest in Telkonet by its officers, directors, consultants and key personnel. The Stock Incentive Plan is intended to aid Telkonet in attracting and retaining key employees, to stimulate the efforts of such personnel and to strengthen their desire to remain with Telkonet. The Stock Incentive Plan was adopted by the Board of Directors on April 24, 2002 and approved by Telkonet's stockholders in July 2002 at the annual meeting of stockholders. The Stock Incentive Plan was amended by the Board of Directors on June 23, 2003 to increase the number of shares of Telkonet common stock subject to the Stock Incentive Plan from 7,000,000 to 15,000,000 shares. The Stock Incentive Plan may be administered by the Board of Directors or a committee designated by the Board of Directors which, if designated, would have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Stock Incentive Plan.

Employment Contracts And Termination Of Employment Arrangements

    Stephen L. Sadle, Senior Vice President, is employed pursuant to an employment agreement for a three-year term that commenced January 18, 2003 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Sadle's annual salary was increased to $171,872 in 2004 and he received a bonus of $6,538.

    Ronald W. Pickett, President and Chief Executive Officer, is employed pursuant to an employment agreement for an unspecified term that commenced January 30, 2003, and provides for an annual salary $100,000, 3,000 shares of Telkonet's common stock per month for each month of his employment, and bonuses and benefits based upon Telkonet's internal policies. Mr. Pickett's annual salary was increased to $102,340 in 2004.

    E. Barry Smith, Chief Financial Officer, is employed pursuant to an employment agreement for a one-year term, which is renewable annually, that commenced February 17, 2003 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet's internal policies. Mr. Smith's annual salary was increased to $171,872 in 2004 and he received a bonus of $15,000 in 2004.

    In addition, under the Stock Incentive Plan, stock options are periodically granted to employees at the discretion of the Board of Directors. Executives of Telkonet are eligible to receive stock option grants based upon individual performance and the performance of Telkonet as a whole.

Performance Graph

    Set forth below is a line graph comparing the cumulative total return on Telkonet's Common Stock against the cumulative total return of the Market Index for the American Stock Exchange (U.S.) ("AMEX") and for a peer group "Communications Services, NEC" for the period beginning August 15, 2002 and each fiscal year ending December 31 thereafter through the fiscal year ended December 31, 2004. Because Telkonet's common stock was not widely traded prior to August 15, 2002, the graph does not show the total return on Telkonet's common stock prior to August 15, 2002. The total returns assume $100 invested on August 15, 2002 with reinvestment of dividends.

    "Communications Services, NEC" is a custom peer group selected by Telkonet from certain companies, in the same Standard Industrial Classification Code category, Communication Services, Not Otherwise Classified" as Telkonet. The companies comprising this peer group are: ACT Teleconferencing, Inc., Advance Nanotech, Inc., American Tower Corp, ARC Wireless Solutions, Asia Satellite Telecomm, Brasil Telecom SA, Champion Cmmnctn Service, Crown Castle Intl. Corp, Datameg Corp, Diagnostic Corp of America, Enclaves Group, Inc., Endavo Media & Comm., Entertainment Is Us, Inc., Fullnet Communications, Genesys SA ADR, Hungarian Tel & Cable CP, Impsat Fiber Networks IN, Incentra Solutions, Inc., Inphonic Incorporated, Intac International Inc., Internal Hydro Internatl, MDU Communications, Medialink Worldwide, Inc., Metro One Telecomm, Inc., Midland International CP, Network Installation CP, Newport International, Nighthawk Systems, NWH, Inc., PC-Tel Incorporated, Premiere Global Services, Raindance Communications, Research In Motion Ltd., Reward Enterprises, Inc., Roaming Messenger, Inc., Skyterra Communication, Technest Holdings, Inc., Telecom Italia SPA ADR, Telecom Italia SPA CL A, USIP.Com, Inc., Valcom, Inc., Vitalstream Holdings, VSUS Technologies, Webex Communications, Wireless Facilities, Inc., Worldgate Communications, WPCS International Inc., and XFONE, Inc.

Compensation Committee Interlocks and Insider Participation

    During the fiscal year ended December 31, 2004, Telkonet did not have a Compensation Committee. Messrs. Lynch, and Peeler and Dr. Hall, all of the independent members of Telkonet's Board of Directors, fulfilled the functions of a Compensation Committee. None of these individuals was, or has been, an officer or employee of Telkonet or any of its subsidiaries, nor does any of these individuals have a relationship that would constitute an interlocking relationship with executive officers or directors of Telkonet or another entity. The Board of Directors nominated and approved a Compensation Committee which consisted of Messrs. Musser and Lynch and Dr. Hall in September 2005.

Report of the Compensation Committee

    Notwithstanding anything to the contrary set forth in any of Telkonet's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC.

    The base salary, bonus, benefits and other compensation payable to Telkonet's executive officers for the year ended December 31, 2004 were fixed under written employment agreements (except for Mr. Landry, who does not have an employment agreement) described above under the heading Employment Contracts and Termination of Employment Arrangements.

    Prior to establishing Mr. Pickett's compensation pursuant to his employment agreement (as well as the compensation of the other executive officers), the Board of Directors reviewed compensation recommendations prepared by Telkonet's human resources director, which recommendations provide information regarding compensation at the tenth to fiftieth percentiles in peer companies. The Board of Directors believes that Mr. Pickett's executive compensation is commensurate with his peers in comparable companies. In 2004, the Telkonet Board of Directors determined to increase Mr. Pickett's compensation from approximately $92,000 to $101,000 to give effect to a one-time adjustment for company-paid medical benefits in accordance with Mr. Pickett's employment agreement. Thereafter, all employees, including Mr. Pickett, are required to pay 25% of their respective medical premiums as part of a cost containment initiative.

    Messrs. Lynch and Peeler and Dr. Hall have the power to administer the Amended and Restated Stock Incentive Plan, which stock options may be granted to officers, directors, employees, advisors and consultants who render services to Telkonet. For the fiscal year ended December 31, 2004, no awards were made to the executive officers pursuant to the Amended and Restated Stock Incentive Plan, except that Mr. Pickett, pursuant to the terms of his employment agreement, was awarded 3,000 restricted shares of Telkonet's common stock per month which vest immediately, and Mr. Landry received an stock option award to purchase 250,000 shares of Telkonet's common stock, based on his years of contribution to the development of Telkonet's technology and his promotion to the position of Telkonet's Chief Technology Officer.

By,

Thomas M. Hall
Thomas C. Lynch
James L. Peeler

REPORT OF THE AUDIT COMMITTEE

    Notwithstanding anything to the contrary set forth in any of Telkonet's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC.

    The Audit Committee for the year ended December 31, 2004, whose members are identified below, has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2004 with Telkonet's management and has discussed the matters required to be discussed by SAS 61 with Telkonet's independent auditors. The Audit Committee has also received the written disclosures and the letter from Telkonet's independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. Based upon its review of the foregoing materials and its discussions with Telkonet's management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Telkonet's Annual Report on Form 10-KSB for the year ended December 31, 2004. The Audit Committee also considered whether the provision of other non-audit services by the independent auditor to Telkonet is compatible with maintaining the independence of the independent auditor and concluded that the independence of the independent auditor is not compromised by the provision of such services.

    The Audit Committee has a written charter which was adopted by the Board of Directors on October 3, 2003, a copy of which was filed as Appendix A to Telkonet's proxy statement for the 2004 Annual Meeting of Stockholders. The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by Telkonet regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Telkonet's employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee.

Thomas M. Hall
Thomas C. Lynch
James L. Peeler

Audit Fees

    The aggregate fees billed to Telkonet by its principal accountant for professional services rendered for the audit of Telkonet's annual financial statements for the fiscal years ended December 31, 2004 and 2003, and the reviews of the financial statements included in Telkonet's Forms 10-QSB for the periods ending March 31, 2004 and 2003, June 30, 2004 and 2003, and September 30, 2004 and 2003, were $63,875 for 2004 and $53,925 for 2003.

Audit-Related Fees

    During the fiscal years ended December 31, 2004 and 2003, the aggregate fees billed to Telkonet by its principal accountant for assurance and related services that were reasonably related to the performance of the audit or review of Telkonet's financial statements and not reported under the caption "Audit Fees" were $23,900 and $0, respectively. Audit-related fees consist of fees billed for the following: audit committee meetings, Sarbanes-Oxley review and general business discussions.

Tax Fees

    During the fiscal years ended December 31, 2004 and 2003, the aggregate fees billed to Telkonet by its principal accountant for tax compliance, tax advice and tax planning were $5,000 and $3,000, respectively. Fees paid were for the preparation and filing of federal and state income tax returns.

All Other Fees

    During the fiscal years ended December 31, 2004 and 2003, no fees were billed to Telkonet by its principal accountant for products and services provided by the principal account and not reported under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees."

    The Audit Committee Charter requires the Audit Committee to approve the fees and other compensation to be paid to the independent accountant, and, in practice, the Audit Committee pre-approves, all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services.

Section 16(a) Beneficial Ownership Reporting Compliance

    Pursuant to Section 16(a) of the Exchange Act, Telkonet's directors, executive officers and any person holding ten percent or more of its common stock are required to report their beneficial ownership and any changes therein to the United States Securities and Exchange Commission and to furnish Telkonet with copies of all forms filed pursuant to Section 16(a). Specific due dates for these reports have been established and Telkonet is required to report herein any failure to file such reports by those due dates. To Telkonet's knowledge, based solely on review of the copies of such reports furnished to Telkonet, during the fiscal year ended December 31, 2004, or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent beneficial owners were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In September 2003, Telkonet entered into a consulting agreement (renewable annually) with The Musser Group to compensate Mr. Musser in the annual amount of $100,000 for his services to Telkonet as a director. Mr. Musser, Chairman of the Board of Directors, is the sole principal of The Musser Group, which is currently owned by Mr. Musser's wife.

    On July 1, 2005, Mr. Blumenfeld was retained as an international consultant to Telkonet pursuant to a Professional Services Agreement between Telkonet and Mr. Blumenfeld. Pursuant to the terms of the agreement, Mr. Blumenfeld received 10,000 shares of Telkonet stock upon execution of the agreement, 10,000 shares of Telkonet stock per quarter for the first year (for a total 50,000 shares in the first year) and 5,000 shares of Telkonet stock per quarter thereafter plus a five percent (5%) commission (payable in cash or Telkonet stock) on international sales generated by him with gross margins of 50% or greater. The stock awarded to Mr. Blumenfeld pursuant to the agreement is restricted stock. The agreement has a one year term, which is renewable annually upon both parties' agreement.

    Brokers and other persons holding Telkonet's common stock in their names, or in the names of a nominee, will be requested to forward this proxy statement and the accompanying materials to the beneficial owners of the common stock and to obtain proxies, and Telkonet will defray reasonable expenses incurred in forwarding such material.

    Telkonet's Annual Report to Stockholders, including audited financial statements and schedules, accompanies this proxy statement. Upon the written request of a holder of shares as of the record date, Telkonet will, without charge, provide a copy of Telkonet's Form 10-KSB for the year ended December 31, 2004. Such written requests shall be sent to 20374 Seneca Meadows Parkway, Germantown, Maryland 20876-7004. Attn: Chief Financial Officer.

STOCKHOLDER PROPOSALS

    Telkonet intends to hold its 2006 Annual Meeting of Stockholders in June of 2006. Stockholders may submit written proposals to be considered for stockholder action at Telkonet's 2006 Annual Meeting of Stockholders. To be eligible for inclusion in Telkonet's Proxy Statement for the 2006 Annual Meeting, stockholder proposals must be received by Telkonet by February 1, 2006 and must otherwise comply with applicable Securities and Exchange Commission regulations and Telkonet's Bylaws. Stockholder proposals should be addressed to Telkonet at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876-7004, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at Telkonet's 2006 Annual Meeting of Stockholders without the inclusion of the proposal in Telkonet's proxy materials and written notice of the proposal is not received by Telkonet on or before April 17, 2006, proxies solicited by the Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting. Telkonet reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the Board of Directors, /s/ Ronald W. Pickett Ronald W. Pickett Chief Executive Officer

TELKONET, INC.

The Annual Meeting of the Stockholders of Telkonet, Inc. will be held on Friday, December 9, 2005, at 3:00 p.m., local time, at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876.

1.	ELECTION OF DIRECTORS - Nominees:

01-Seth Blumenfeld	02-Thomas M. Hall	03-Thomas C. Lynch
04-Warren V. Musser	05-James L. Peeler	06-Ronald W. Pickett
07-Stephen L. Sadle

[ _] FOR all nominees [ _] WITHHELD as to all nominees [ _] FOR all nominees except vote withheld from the following nominee(s):_____________________________________

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

[ _] FOR	[ _] AGAINST	[ _] ABSTAIN

3.	IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

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SEE REVERSE SIDE	SEE REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELKONET, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, DECEMBER 9, 2005, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a stockholder of TELKONET, INC. (“TELKONET”), hereby authorizes E. Barry Smith and Stephen L. Sadle , and each of them, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Telkonet to be held at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876, on Friday, December 9, 2005 at 3:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

Shares of the Common Stock of Telkonet will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named on the reverse side, FOR ratification of the appointment of the independent accountants and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Telkonet, Inc. called for Friday, December 9, 2005, and a Proxy Statement for the Meeting prior to the signing of this proxy.

____________________________________________ Dated: ______, 2005
____________________________________________ Dated: ______, 2005

Please sign exactly as your name(s) appears(s) on this proxy. When signing in a representative capacity, please give title .

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

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YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

2.	VOTE BY MAIL: If you do not wish to vote by Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.